SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

DELAWARE REIT FUND
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

Dear Shareholder,

The enclosed proxy materials contain information about an important proposal for the Delaware REIT Fund.

Please note that this is a new proxy event. If you were a shareholder of record in this Fund during last year’s proxy campaign, the enclosed proxy materials may appear to be the same as the materials you received in late 2009. However, these materials are different, and they require your attention once again.

Please be sure to submit your vote even if you responded to the materials you received last year. Because this is a new and distinct proxy campaign, your response to last year’s mailing does not count towards the current campaign.

Please vote your shares promptly. Your vote is important, no matter how many shares you own.

Thank you for your participation in this important event.

Delaware Investments refers to Delaware Management Holdings, Inc. and its subsidiaries, including the Fund’s distributor, Delaware Distributors, L.P. Delaware Investments is a member of Macquarie Group. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide.

Investments in Delaware Investments Funds are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46 008 583 542 and its holding companies, including their subsidiaries or related companies (the “Macquarie Group”), and are subject to investment risk, including possible delays in repayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the Funds, the repayment of capital from the Funds, or any particular rate of return.

BKSP-095 1003 5641
©2010 Delaware Management Holdings, Inc.